Exhibit 5.1

          OPINION OF COUNSEL REGARDING LEGALITY AND CONSENT OF COUNSEL

                           [LETTERHEAD OF RMEF, P.C.]

                                  July 30, 1999

Harvey Electronics, Inc.
205 Chubb Avenue
Lyndhurst, NJ 07071

                  Re:      Harvey Electronics, Inc. 1998 Stock Option Plan

Ladies and Gentlemen:

                  We have acted as counsel to Harvey Electronics, Inc. (the "Company") in connection with the registration with the Securities and Exchange Commission on Form S-8 of shares of the Company's common stock, par value $.01 (the "Shares"), which will be awarded to certain Company employees under the above-referenced plan (the "Plan"). In connection with that registration, we have reviewed the proceedings of the Board of Directors of the Company relating to the registration and proposed issuance of the common stock, the Articles of Incorporation of the Company and all amendments thereto, the Bylaws of the Company and all amendments thereto, and such other documents and matters as we have deemed necessary to the rendering of the following opinion.

                  Based upon that review, it is our opinion that the Shares, when issued in conformance with the terms and conditions of the Plan, will be legally issued, fully paid, and nonassessable under the Business Corporation Law of the State of New York.

                  We do not find it necessary for the purposes of this opinion to cover, and accordingly we express no opinion as to, the application of the securities or blue sky laws of the various states as to the issuance and sale of the Shares.

                  We consent to the use of this opinion in the registration statement filed with the Securities and Exchange Commission in connection with the registration of the Shares and to the reference to our firm under the heading "Interests of Named Experts and Counsel" in the registration statement.

                                                     Very truly yours,



                                                     RUSKIN, MOSCOU, EVANS
                                                     & FALTISCHEK, P.C.